AMENDMENT NO. 3 TO SHARE PURCHASE AGREEMENT

This Amendment No. 3 to Share Purchase Agreement ("Amendment") is entered into and made effective as of July 19, 2023 by and between Flora Growth Corp., a Canadian corporation ("Flora"), Lisan Farma Colombia LLC, a Delaware limited liability company ("Lisan") and Flora Beauty LLC, a company organized under the laws of Colorado (United States of America), domiciled for purposes of this Agreement at Colorado (United States of America), identified with registration No. 20201035580 ("Beauty"). Flora, Lisan and Beauty are collectively referred to as the "Parties" and singularly referred to as "Party."

RECITALS

WHEREAS, Lisan and Flora are parties to that certain Share Purchase Agreement  entered into on July 5, 2023 as modified by amendment No. 1 entered into on July 7, 2023 and amendment No. 2 entered on July 13, 2023 (as so amended, the "Agreement"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement;

WHEREAS, In the Agreement, Flora indicated in literal B of recitals that is owner of 2 "Branches". It is clarified that the "Branch" Flora Beauty LLC Sucursal Colombia is owned by Beauty and not Flora Growth, therefore, it is necessary to conduct the respective amendment to rectify the ownership of the beforementioned branch.

WHEREAS, the Parties desire to state in the Agreement that Lisan may authorize that the Branches will be transferred directly to the latter or to the legal person authorized by Lisan.

WHEREAS, Flora and Beauty agree that the Purchase Price established in Amendment No. 2 includes the sell of the "Branch" Flora Beauty LLC Sucursal Colombia and that such Purchase Price will be paid directly to Flora pursuant to the express authorization granted by Beauty with the signature of this amendment.

NOW, THEREFORE, in consideration of the promises, the performance of the covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties to this Amendment hereby represent, warrant, consent, and agree as follows:

1. Recital B of the Agreement is hereby deleted in its entirety and replaced by the following:

"Additionally, Flora and Beauty are the owners of the following Colombian Branches (hereinafter, the "Branches"):

Branch Name	Tax Identification Number (NIT)
Flora Growth Corp. Sucursal Colombia	901.379.188-1
Flora Beauty LLC Sucursal Colombia	901.389.840-9"

2. Recital C of the Agreement is hereby deleted in its entirety and replaced by the following:

"Flora wishes to sell to Lisan the shares it has in all of the Companies (hereinafter, the "Transferred Shares"), and Flora and Beauty the Branches wishes to sell to Lisan the Branches, in accordance with the terms and conditions set forth herein (hereinafter, the "Transaction")".

3. Recital D of the Agreement is hereby deleted in its entirety and replaced by the following:

"Lisan wishes to acquire the Transferred Shares and the Branches from Flora and Beauty, upon the terms and conditions hereof".

4. Recital E of the Agreement is hereby included as follows:

"E. Flora and Beauty will be collectively referred as the "Seller". However, for the obligations and liabilities set forth in this Agreement, Beauty will only be responsible for the transfer of the Branch Flora Beauty LLC Sucursal Colombia".

5. Section 1 of the Agreement is hereby deleted in its entirety and replaced by the following:

"1. PURPOSE OF THE TRANSACTION.

The transaction which is contemplated in this Agreement is the sale and transfer by the Seller to the Purchaser of 100% (one hundred percent) of the Transferred Shares and the Branches.

Lisan may authorize that the Branches will be transferred directly to the latter or to the legal person authorized by Lisan".

6. Section 2.3 of the Agreement is hereby deleted in its entirety and replaced by the following:

"2.3 The Purchase Price for the Transferred Shares and the Branches shall be eight hundred thousand Canadian dollars (CAD$800,000) (the "Purchase Price"). Lisan will pay in two installments as follows:

(i) Five Hundred Thousand Canadian Dollars (CAD$500,000) (the "First Installment") once Lisan receives the documents listed in Section 4.1., which will occur on July 14, 2023; and,

(ii) Three Hundred Thousand Canadian Dollars (CAD$300,000) (the "Second Installment") once Lisan receives the documents listed in Section 4.2., which will occur on or before July 21, 2023.

Payment shall be made in immediately available funds by wire transfer to the bank account of the Seller contained in Exhibit A.

With the signature of this amendment, Beauty expressly recognizes and accepts that the Purchase Price includes the transfer of Flora Beauty LLC Sucursal Colombia and that such payment will be made directly to Flora".

7. This Amendment may be executed by email via scanned PDF and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute the same agreement.

IN WITNESS WHEREOF, the Parties hereto have knowingly and voluntarily executed this Amendment on July 19, 2023.

FLORA GROWTH CORP.	FLORA BEAUTY LLC.

By: _ (s) Clifford Starke	By: _ (s) Clifford Starke

Name: Clifford Starke	Name: Clifford Starke

Title: Chief Executive Officer	Title: Chief Executive Officer

LISAN FARMA COLOMBIA LLC

By: _ (s) Rafael Santamaria

Name: Rafael Santamaria

Title: Authorized Person